UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2008, Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”) announced its earnings expectations for the fourth quarter and year ended December 31, 2007. A copy of the Company’s press release announcing the expectations is attached as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02 and in the exhibit referenced in this Item 2.02 shall be deemed to be “furnished” and not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2008, Burt A. Adams resigned as President and Chief Operating Officer of the Company, effective February 28, 2008. Mr. Adams will continue under the terms of his current employment agreement until the effective date of his resignation. Mr. Adams will remain as a member of the Company’s board of directors.

Item 7.01.	Regulation FD Disclosure.

The Company will be making presentations beginning January 31, 2008 to certain investors. The presentation materials are attached hereto as Exhibit 99.1 to this report.

The information provided in Item 2.02 above is incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the exhibits referenced in this Item 7.01 shall be deemed to be “furnished” and not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Presentation dated January 2008.
99.2	Press release dated January 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: January 30, 2008	By:	/s/ Victor M. Perez

	Name:	Victor M. Perez
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation dated January 2008.
99.2	Press release dated January 31, 2008.